                                                STATE DEPARTMENT OF ASSESSMENTS
                                                        AND TAXATION

                                                    APPROVED FOR RECORD
                                                   06/12/86 at 10:42 a.m.

                                                                  Exhibit (1)(b)

                           CERTIFICATE OF CORRECTION

        Pursuant to Section 1-207 of Maryland General Corporation Law, the Navigator Tax-Free Money Market Fund, Inc. (the "Corporation") hereby executes this Certificate of Correction, setting forth the following corrections to the Corporation's Articles of Incorporation, filed on January 28, 1986 with the Department of Assessments and Taxation of the State of Maryland:

        1. Article VIII, Paragraph (1), Line 43, "board" shall read "Board."

        2. Article IX, Line 13, "hall" shall read "shall."

        3. Article XI, Paragraph 1, Line 5, "f" shall read "of."

        4. Article XI, Paragraph 4(iii), Line 2, "form" shall read "from."

        5. Article XI, Paragraph 4(v), Line 8, "ay" shall read "pay."

        6. IN WITNESS WHEREOF, Line 4, "bet" shall read "best."

        IN WITNESS WHEREOF, the undersigned corporation has caused this Certificate of Correction to be signed in its corporate name and on its behalf by its President and attested by its Secretary on this 31st day of May, 1986.

                                NAVIGATOR TAX-FREE MONEY
                                MARKET FUND, INC.


                                BY: /s/ Frank J. Bruzda
                                    -------------------
                                         President

ATTEST:

/s/ James W. Jennings
---------------------
     Secretary